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                                                                 EXHIBIT 3.1.4

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION

                                      OF

                           P.N.Y.  ELECTRONICS, INC.

     P.N.Y. Electronics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of P.N.Y. Electronics, Inc., by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

               "FIRST:  The name of the Corporation is PNY Technologies, Inc."
                -----

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance--with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


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     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Gadi Cohen, its President, this 27 day of January l997.


                                    P.N.Y. Electronics, Inc.

                                    By: /s/ GADI COHEN
                                        --------------------
                                       Name:  Gadi Cohen
                                       Title:  President














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